Exhibit 99.1

HCC INSURANCE HOLDINGS REPORTS RESULTS

FOR THE FIRST QUARTER OF 2012

First Quarter 2012 Highlights:

•                  Annualized operating return on equity(a) of 11.1%

•                  Gross written premium increased 5% to $682.7 million

•                  Net earnings of $82.6 million and net earnings per diluted share of $0.79

•                  GAAP combined ratio of 85.2%, including 1.3 percentage points for catastrophes

•                  2.2 million shares of common stock repurchased for $66.9 million at an average cost of $30.64 per share

HOUSTON (May 1, 2012) . . .

HCC Insurance Holdings, Inc. (NYSE: HCC) today released results for its first quarter ended March 31, 2012.

Net earnings were $82.6 million for the first quarter of 2012, compared to $47.0 million for the first quarter of 2011.  Net earnings per diluted share were $0.79 for the first quarter of 2012, versus $0.41 for the same quarter of 2011.

The 2012 results include pretax net catastrophe losses of $7.6 million stemming primarily from U.S. storms, which reduced net earnings by $0.05 per share.  The 2011 results include pretax net catastrophe losses of $51.5 million from catastrophes in Japan, New Zealand and Australia, which reduced net earnings by $0.29 per share.  Catastrophe losses added 1.3 percentage points to the Company’s net loss ratio and combined ratio for the first quarter of 2012.

The Company’s combined ratio was 85.2% for the first quarter of 2012, compared to 94.7% for the first quarter of 2011.  HCC’s paid loss ratio was 57.9% for the first quarter of 2012 before 5.1 percentage points related to a commutation in its Exited Lines, or 63.0% after the commutation, compared to 58.4% for the same quarter of 2011.

Book value per share increased 2.5% for the first quarter of 2012 to $32.23 at March 31, 2012.  HCC’s annualized return on equity was 10.1% for the first quarter of 2012.  The Company’s annualized operating return on equity(a) was 11.1% for the first quarter of 2012.

“The first quarter was strong for HCC across all segments.  More importantly, pricing has continued to improve almost universally throughout our portfolio, which has enabled us to achieve the double digit operating return on equity that we forecasted at the end of last year,” HCC Chief Executive Officer John N. Molbeck, Jr. said.

The Company repurchased 2.2 million shares of its common stock during the first quarter of 2012 for $66.9 million at an average cost of $30.64 per share.

HCC had no loss development in the first quarter of 2012, compared to net adverse loss development of $9.0 million for the same period of 2011.  The Company’s current accident year net loss ratio was 60.1% and its current accident year combined ratio was 85.2% for the first quarter of 2012.

Gross written premium increased 5% to $682.7 million for the first quarter of 2012, compared to $649.2 million for the same quarter of 2011.  Net written premium increased 4% to $558.4 million for the first quarter of 2012, versus $538.9 million for the same quarter of 2011.  Net earned premium increased 8% to $547.1 million for the first quarter of 2012, compared to $508.5 million for the same quarter of 2011.

Investment income increased to $57.0 million in the first quarter of 2012, compared to $51.6 million in the same quarter of 2011.  The Company’s fixed income securities portfolio increased 9% to $6.0 billion at March 31, 2012, from $5.5 billion at March 31, 2011.  The Company’s total investments increased 9% to $6.3 billion at March 31, 2012, from $5.7 billion at March 31, 2011.

As of March 31, 2012, HCC’s fixed income securities portfolio had an average rating of AA, with a duration of 4.8 years and an average long-term tax equivalent yield of 5.0%.  In addition, HCC’s total investments had an average combined duration of 4.6 years.

In the first quarter of 2012, the Company generated operating cash flow of $102.5 million, which excludes the Company’s payment of $27.5 million to commute a large contract in Exited Lines, compared to $82.1 million of operating cash flow in the same period of 2011.  The Company’s liquidity position remains strong with $312.0 million of cash and short-term investments and $325.0 million of available capacity under its $600.0 million revolving loan facility at March 31, 2012.

As of March 31, 2012, total assets were $9.8 billion, shareholders’ equity was $3.3 billion and the Company’s debt to total capital ratio was 14.6%.

For further information about HCC’s 2012 first quarter results, see the supplemental financial schedules that are accessible on HCC’s website at http://www.hcc.com, as well as directly in the Investor Relations section of HCC’s website at http://ir.hcc.com.

(Note: If clicking on the above links does not open in a new web page, please cut and paste the above URLs into your browser’s address bar.)

HCC will hold an open conference call beginning at 8:00 a.m. Central Daylight Time on Wednesday, May 2.  To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-0161.  There will also be a live webcast available on a listen-only basis that can be accessed through the HCC website at http://www.hcc.com.  The webcast replay will be archived in the Investor Relations section of the HCC website through Friday, August 3, 2012.

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Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. is a leading international specialty insurance group with offices in the United States, the United Kingdom, Spain and Ireland.  HCC’s major domestic and international insurance companies have financial strength ratings of “AA (Very Strong)” from Standard & Poor’s Corporation, “A+ (Superior)” from A.M. Best Company, “AA (Very Strong)” from Fitch Ratings, and “A1 (Good Security)” from Moody’s Investors Service, Inc.

For more information about HCC, please visit http://www.hcc.com.

a) Non-GAAP Financial Measure

Annualized operating return on equity is a non-GAAP financial measure as defined by Regulation G and is calculated as operating earnings (or net earnings excluding after-tax net realized investment gain (loss), other-than-temporary impairment credit losses and foreign currency benefit (expense)) divided by average shareholders’ equity excluding accumulated other comprehensive income.  To annualize a quarterly rate, we multiply the result by four.  See the supplemental financial schedules for a reconciliation of this non-GAAP financial measure to corresponding GAAP amounts.  Management believes annualized operating return on equity is a useful measure for understanding the Company’s profitability relative to shareholders’ equity before consideration of investment-related gains (losses) and foreign currency benefit (expense) that the Company does not actively manage or consider in evaluating its operating results internally.

Contact:	Doug Busker, Director of Investor Relations
HCC Insurance Holdings, Inc.
Telephone: (713) 996-1192

Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

*     *     *     *     *

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HCC Insurance Holdings, Inc. and Subsidiaries

Financial Highlights

(Unaudited, in thousands except per share data)

	Three months ended
	March 31,
	2012	2011

Gross written premium	$682,689	$649,208

Net written premium	558,404	538,884

Net earned premium	547,141	508,480

Net investment income	57,010	51,595

Total revenue	609,523	563,708

Net earnings	82,584	46,990

Earnings per share (diluted)	$0.79	$0.41

Weighted-average shares outstanding (millions)	102.2	114.1

Net loss ratio	60.1%	68.4%

Combined ratio	85.2%	94.7%

Paid loss ratio	63.0%	58.4%

	March 31,	December 31,
	2012	2011

Total investments	$6,252,485	$6,049,750

Total assets	9,764,951	9,597,278

Shareholders’ equity	3,293,957	3,273,982

Debt to total capital ratio	14.6%	12.8%

Book value per share	$32.23	$31.45

HCC Insurance Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31,	December 31,
	2012	2011
ASSETS

Investments:
Fixed income securities - available for sale, at fair value	$5,992,827	$5,718,834
Fixed income securities - held to maturity, at amortized cost	—	161,102
Short-term investments	221,087	133,917
Other investments	38,571	35,897
Total investments	6,252,485	6,049,750
Cash	90,913	104,550
Restricted cash	196,451	229,821
Premium, claims and other receivables	601,507	688,732
Reinsurance recoverables	1,083,054	1,056,068
Ceded unearned premium	231,405	222,300
Ceded life and annuity benefits	60,636	61,061
Deferred policy acquisition costs	195,558	189,633
Goodwill	873,900	872,814
Other assets	179,042	122,549

Total assets	$9,764,951	$9,597,278

LIABILITIES

Loss and loss adjustment expense payable	$3,721,974	$3,658,317
Life and annuity policy benefits	60,636	61,061
Reinsurance, premium and claims payable	366,293	366,499
Unearned premium	1,042,050	1,031,034
Deferred ceding commissions	65,916	62,364
Notes payable	563,829	478,790
Accounts payable and accrued liabilities	650,296	665,231

Total liabilities	6,470,994	6,323,296

SHAREHOLDERS’ EQUITY

Common stock	123,000	122,720
Additional paid-in capital	1,004,595	1,001,308
Retained earnings	2,496,539	2,429,818
Accumulated other comprehensive income	244,295	227,659
Treasury stock	(574,472)	(507,523)

Total shareholders’ equity	3,293,957	3,273,982

Total liabilities and shareholders’ equity	$9,764,951	$9,597,278

HCC Insurance Holdings, Inc. and Subsidiaries

Consolidated Statements of Earnings

(Unaudited, in thousands except per share data)

	Three months ended
	March 31,
	2012	2011

REVENUE

Net earned premium	$547,141	$508,480
Net investment income	57,010	51,595
Other operating income	5,201	7,321
Net realized investment gain (loss)	171	(559)
Other-than-temporary impairment credit losses	—	(3,129)

Total revenue	609,523	563,708

EXPENSE

Loss and loss adjustment expense, net	328,928	347,586
Policy acquisition costs, net	69,444	69,843
Other operating expense	87,282	77,847
Interest expense	6,909	5,553

Total expense	492,563	500,829

Earnings before income tax expense	116,960	62,879
Income tax expense	34,376	15,889

Net earnings	$82,584	$46,990

Basic earnings per share data:
Net earnings per share	$0.80	$0.41

Weighted-average shares outstanding (millions)	102.0	113.8

Diluted earnings per share data:
Net earnings per share	$0.79	$0.41

Weighted-average shares outstanding (millions)	102.2	114.1

Cash dividends declared, per share	$0.155	$0.145

HCC Insurance Holdings, Inc. and Subsidiaries

Gross Written Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2012	2011	Change

U.S. Property & Casualty
Aviation	$37,090	$41,448	(11)%
E&O	16,891	19,693	(14)
Public Risk	19,784	17,453	13
Other	79,382	50,956	56
	153,147	129,550	18

Professional Liability
U.S. D&O	74,996	77,191	(3)
International D&O	26,249	23,929	10
	101,245	101,120	—

Accident & Health
Medical Stop-loss	193,233	174,957	10
Other	22,890	21,343	7
	216,123	196,300	10

U.S. Surety & Credit
Surety	39,926	41,705	(4)
Credit	14,567	12,066	21
	54,493	53,771	1

International
Energy	20,595	16,303	26
Property Treaty	69,338	71,819	(3)
Liability	19,260	24,118	(20)
Surety & Credit	20,958	26,673	(21)
Other	27,525	29,435	(6)
	157,676	168,348	(6)

Exited Lines	5	119	nm

Totals	$682,689	$649,208	5%

nm - Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries

Net Written Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2012	2011	Change

U.S. Property & Casualty
Aviation	$27,507	$27,394	—%
E&O	16,505	19,566	(16)
Public Risk	15,594	13,252	18
Other	32,722	26,510	23
	92,328	86,722	6

Professional Liability
U.S. D&O	55,705	59,611	(7)
International D&O	15,208	14,180	7
	70,913	73,791	(4)

Accident & Health
Medical Stop-loss	193,087	174,909	10
Other	22,797	21,196	8
	215,884	196,105	10

U.S. Surety & Credit
Surety	36,134	39,758	(9)
Credit	8,570	9,949	(14)
	44,704	49,707	(10)

International
Energy	12,824	5,052	nm
Property Treaty	62,302	61,160	2
Liability	17,892	22,360	(20)
Surety & Credit	19,027	24,758	(23)
Other	22,525	19,110	18
	134,570	132,440	2

Exited Lines	5	119	nm

Totals	$558,404	$538,884	4%

nm -  Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries

Net Earned Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2012	2011	Change

U.S. Property & Casualty
Aviation	$28,823	$27,282	6%
E&O	16,377	19,557	(16)
Public Risk	15,218	11,252	35
Other	28,600	22,163	29
	89,018	80,254	11

Professional Liability
U.S. D&O	86,254	89,975	(4)
International D&O	15,184	10,775	41
	101,438	100,750	1

Accident & Health
Medical Stop-loss	193,087	174,909	10
Other	24,580	23,631	4
	217,667	198,540	10

U.S. Surety & Credit
Surety	39,920	40,661	(2)
Credit	7,809	10,703	(27)
	47,729	51,364	(7)

International
Energy	15,094	12,049	25
Property Treaty	22,089	16,004	38
Liability	19,482	19,932	(2)
Surety & Credit	17,761	17,374	2
Other	16,858	12,088	39
	91,284	77,447	18

Exited Lines	5	125	nm

Totals	$547,141	$508,480	8%

nm - Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries

Net Investment Income and Unrealized Gain

(Unaudited, in thousands)

	Three months ended
	March 31,
	2012	2011

Sources of net investment income:

Fixed income securities
Taxable	$31,115	$27,095
Exempt from U.S. income taxes	26,612	24,911
Total fixed income securities	57,727	52,006
Short-term investments	62	156
Other	467	642
Total investment income	58,256	52,804
Investment expense	(1,246)	(1,209)

Net investment income	$57,010	$51,595

Unrealized gain on available for sale fixed income securities:

Increase in unrealized gain for period, before tax	$18,795	$(18,214)

Unrealized gain at:

March 31, 2012	$352,197

December 31, 2011	$333,402

HCC Insurance Holdings, Inc. and Subsidiaries

Net Loss Ratios

(Unaudited, in thousands)

	Three months ended		Three months ended
	March 31, 2012		March 31, 2011
	Net earned	Loss	Net earned	Loss
	premium	ratio	premium	ratio
U.S. Property & Casualty
Aviation	$28,823	46.9%	$27,282	58.5%
E&O	16,377	61.0	19,557	59.5
Public Risk	15,218	93.0	11,252	73.7
Other	28,600	40.5	22,163	52.3
	89,018	55.3	80,254	59.2

Professional Liability
U.S. D&O	86,254	71.0	89,975	66.4
International D&O	15,184	51.9	10,775	60.6
	101,438	68.2	100,750	65.8

Accident & Health
Medical Stop-loss	193,087	75.3	174,909	73.9
Other	24,580	66.5	23,631	66.3
	217,667	74.3	198,540	73.0

U.S. Surety & Credit
Surety	39,920	24.8	40,661	25.4
Credit	7,809	14.6	10,703	44.2
	47,729	23.1	51,364	29.3

International
Energy	15,094	37.1	12,049	80.9
Property Treaty	22,089	12.8	16,004	126.7
Liability	19,482	51.2	19,932	51.8
Surety & Credit	17,761	67.9	17,374	40.5
Other	16,858	43.3	12,088	221.7
	91,284	41.4	77,447	95.8

Exited Lines	5	nm	125	nm

Totals	$547,141	60.1%	$508,480	68.4%

nm - Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measure to GAAP

(Unaudited, in thousands)

	Three months ended
	March 31,
	2012	2011

Numerator:

GAAP net earnings	$82,584	$46,990

Exclude:
Net realized investment gain (loss), net of tax*	111	(363)
OTTI credit losses, net of tax*	—	(2,034)
Foreign currency benefit (expense), net of tax*	(1,797)	796
Total items excluded from operating earnings	(1,686)	(1,601)

Operating earnings	$84,270	$48,591

Denominator:

GAAP equity - beginning of period	$3,273,982	$3,278,400

Exclude - Accumulated other comprehensive income	227,659	97,186

Beginning equity, as adjusted	$3,046,323	$3,181,214

GAAP equity - end of period	$3,293,957	$3,290,128

Exclude - Accumulated other comprehensive income	244,295	95,477

Ending equity, as adjusted	$3,049,662	$3,194,651

Average equity, as adjusted	$3,047,993	$3,187,933

Annualized operating return on equity	11.1%	6.1%

* Tax adjustment calculated using 35% statutory tax rate.